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                                                                Exhibit 10-1




                              ANALOG DEVICES, INC.

                                   BONUS PLAN

1.   Purpose
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        The purpose of the Bonus Plan ("Plan") of Analog Devices, Inc. and its
subsidiaries (the "Company") is to encourage employees to work together toward the Company-wide goal of improved financial performance and to reward employees if the Company achieves its targeted improvement in Company performance.



2.   Participants
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        Employees eligible to participate in the Plan are officers and full-time U.S. employees of the Company, except for the following who are excluded as participants: employees already covered under Company field sales, field applications engineering or other incentive programs; individuals who terminate their employment prior to the end of the bonus period; employees who receive a "needs improvement" performance rating during the bonus period; employees who receive a written warning during the bonus period; co-op students and interns; and temporary employees.



3.   Administration
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        (a)  The Plan shall be administered by the Compensation Committee of the Board of Directors, subject however to the approval by the Board of Directors of the applicable goals and
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performance objectives, payment factors and other matters referred to in
Section 4.

        (b) The Compensation Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its subsidiaries, and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.


4.   Determination of Bonus Award
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        (a)  Participants in the Plan will be entitled to bonus payments based on the Company's attainment of a targeted Operating Profit Before Taxes ("OPBT") for the applicable year, or other performance measures determined by the Board of Directors after consultation with the Compensation Committee.

        (b) For purposes of the Plan, OPBT for any fiscal year shall mean the amount reported as operating profit before taxes in the Company's financial statements as adjusted for any one-time nonrecurring charges such as restructuring expenses.





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        (c)  Each employee of the Company shall be assigned a Bonus Target which shall, in the case of all employees, except corporate officers, be based on the employee's job grade which is in effect at the end of the bonus period. The Bonus Target is expressed as a percentage of the employee's regular earnings paid during the applicable fiscal year. Bonus Targets for corporate officers shall be fixed by the Compensation Committee, subject to approval by the Board of Directors. For purposes of the Plan, regular earnings include the following pay categories: base pay, shift differential, sick pay, vacation pay, holiday pay, bereavement pay, jury duty pay and alternative work schedule; and exclude overtime pay, bonus payments received from a previous period, and other payments which are taxable but not considered regular earnings.

        (d) Within the first 90 days of each fiscal year, the Compensation Committee, subject to the approval of the Board of Directors, shall designate the OPBT target (hereinafter "OPBT Target") for such year (generally based on the Company's Benchmark Plan for the year) and the manner in which the Bonus Factor shall be applied to attainment of the OPBT Target. The Bonus Factor is expressed as a multiple (e.g., 1.2x) of the Bonus Target. If the OPBT Target is attained, each participant will be paid a bonus equal to the amount derived by multiplying the participant's regular earnings for the bonus period by the participant's Bonus Target, and then multiplying the product by his/her Bonus Factor.



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If the Company's OPBT for a particular year either exceeds or is less than the
OPBT Target for such year, the Bonus Factor will be increased or decreased, as the case may be, based on a formula determined by the Compensation Committee. The Compensation Committee will establish for each fiscal year a maximum Bonus Factor, provided that in no event may the Bonus Factor exceed 2.0x.

        (e) Bonus awards may be calculated and paid quarterly, semi-annually or annually, as determined by the Compensation Committee.


5.   General
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        (a)  No participant shall be entitled to a bonus award for any particular bonus period if he/she is not employed by the Company at the end of such bonus period, provided, however, that this provision may be waived by the Company.

        (b) No employee nor his or her spouse or other designee shall have any right to commute, sell, assign, pledge, transfer or otherwise convey any interest he/she may have under the Plan.

        (c) Benefits payable under the Plan shall be independent and separate of and in addition to any employment agreement that may exist from time to time between a participant and the Company. The Plan shall not be deemed to constitute a contract of employment between a participant and the Company, nor shall any provision hereof restrict the right of the Company to discharge



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any participant or restrict the right of any participant to terminate his/her employment.

        (d) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with any bonus payment.

        (e) The rights of any participant under the Plan shall be solely those of an unsecured creditor of the Company.

        (f) The invalidity or illegality of any provision of the Plan shall not impair or affect the validity or enforceability of any other provision of the Plan, and such other provisions shall remain in full force and effect in accordance with their terms.



6.   Amendment and Termination
     -------------------------

        There is no obligation on the part of the Company to continue the Plan after the end of a particular bonus period, as determined by the Compensation Committee. However, the Company may continue the Plan for any subsequent fiscal or bonus periods by appropriate action of the Board of Directors. The Board of Directors of the Company may amend the Plan, provided, however, that no such amendment may reduce any amounts which have theretofore been earned and credited to a participant under the Plan, without such participant's consent.





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7.   Effective Date
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        The effective date of the Plan is December 8, 1993, the date the Plan was adopted by the Board of Directors of Analog Devices, Inc.





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